UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

February 24, 2014
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of The Boeing Company (the “Company”) approved a grant of 50,000 restricted stock units to Raymond L. Conner, the Company’s Vice Chairman, President and Chief Executive Officer, Boeing Commercial Airplanes, and a grant of 40,000 restricted stock units to Gregory D. Smith, the Company’s Executive Vice President and Chief Financial Officer. Mr. Conner’s award will vest 100% on December 1, 2017. Mr. Smith’s award will vest 50% on February 24, 2017 and 50% on February 24, 2018. Upon vesting, the awards will settle in shares of common stock on a one-for-one basis. These awards were granted in recognition of the performance of Messrs. Conner and Smith and as a retention vehicle. The awards were made under the Company’s 2003 Incentive Stock Plan, as amended and restated (the “2003 Plan”), and are subject to the terms and conditions set forth in the 2003 Plan and the Notice of Terms of Restricted Stock Units, the form of which is included as Exhibit 10.1 and is incorporated herein by reference.

In addition, beginning with grants made on February 24, 2014, the Committee has adjusted the mix of awards granted to executives under the Company’s long-term incentive program to include performance-based restricted stock units (“PBRSUs”), while maintaining substantially the same total award value as in prior years.  PBRSUs will vest and settle in shares of common stock on the third anniversary of the grant date based on the Company’s total shareholder return as compared to a group of peer companies. PBRSUs are subject to the terms and conditions set forth in the 2003 Plan and the Notice of Terms of Performance-Based Restricted Stock Units, the form of which is included as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Form of Notice of Terms of Restricted Stock Units dated February 24, 2014
10.2	Form of Notice of Terms of Performance-Based Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: February 26, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Notice of Terms of Restricted Stock Units dated February 24, 2014
10.2	Form of Notice of Terms of Performance-Based Restricted Stock Units